UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Commission File Number 000-54530

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On May 5, 2022, GBT Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC, an accredited investor (“DL”), pursuant to which the Company issued to DL a Convertible Promissory Note (the “DL Note”) in the aggregate principal amount of $244,500 for a purchase price of $203,500. The DL Note has a maturity date of August 4, 2023 and the Company has agreed to pay interest on the unpaid principal balance of the DL Note at the rate of six percent (6.0%) per annum from the date on which the DL Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the DL Note at any time from the Issue Date and continuing through 180 days following the Issue Date, provided it makes a payment including a prepayment premium to DL as set forth in the DL Note. The transactions described above funded on May 9, 2022.

The outstanding principal amount of the DL Note may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, DL may convert the DL Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price during the 20-day period immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the DL Note), the DL Note shall become immediately due and payable and the Company shall pay to DL, in full satisfaction of its obligations hereunder, additional amounts as set forth in the DL Note. In no event shall DL be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

Unless the Company shall have first delivered to DL, at least 48 hours prior to the closing of any equity (or debt with an equity component) financing in an amount less than $150,000 (“Future Offering”), written notice describing the proposed Future Offering and providing the Buyer an option during the 48 hour period following delivery of such notice to DL the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering then the Company is restricted from conducting the Future Offering during the period beginning on the Issue Date and ending nine months following the Issue Date.

The issuances of the DL Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act. The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note dated May 4, 2022 issued to 1800 Diagonal Lending LLC
10.1	Securities Purchase Agreement dated May 4, 2022 between GBT Technologies Inc. and 1800 Diagonal Lending LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

		By:	/s/ Mansour Khatib
		Name:	Mansour Khatib
		Title:	Chief Executive Officer

Date:	May 10, 2022

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